UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE J. M. SMUCKER COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

The J. M. Smucker Company’s Annual Meeting of Shareholders
Wednesday, August 19, 2009
Fisher Auditorium at the Ohio Agricultural Research and Development Center 1280 Madison Avenue Wooster, Ohio 44691

Proxy Login Details: Control Number: <012345 > Holder Account Number: <C1234567891> Proxy Access Number: <12345> To: <Shareholder Registration> We are pleased to electronically deliver your proxy statement and annual report for The J. M. Smucker Company and provide you with the opportunity to vote online.
To view the proxy statement and annual report and to cast your vote, please visit: www.investorvote.com and then follow the instructions. You will need the Login Details provided above in this email to access this voting site. Please note that votes submitted through this site must be received by 12:01 a.m., Eastern Daylight Time, on August 19, 2009.
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